EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                               We Sell For U Corp.

      The undersigned hereby adopts the following ARTICLES OF INCORPORATION pursuant to the provisions of section 607.1003 of the Florida Business Corporation Act and does hereby certify as follows:

FIRST:      That the Board of Directors of the Corporation by unanimous written consent duly adopted resolutions on November 12, 2007 proposing and declaring advisable that the Certificate of Incorporation of the Corporation be as follows:

ARTICLE 1. Name

      The name of this Corporation is: We Sell For U Corp.

ARTICLE 2. Purpose

      The purpose for which this Corporation is formed is to conduct any lawful business allowable by the Laws of the State of Florida.

ARTICLE 3. Registered Office; Registered Agent

      The address of the registered office of the Corporation is 700 Shadow Bay Way, Osprey, FL 34229 and the name of its registered agent at such address is Edward T. Farmer.

ARTICLE 4. Principal Office

      The business address of the Corporation's principal office is: 700 Shadow Bay Way, Osprey, FL 34229

ARTICLE 5. Duration

      The Corporation is to commence its corporate existence on the date of subscription and acknowledgement of these Articles of Incorporation and shall exist perpetually thereafter until dissolved according to law.

ARTICLE 6. Directors

      6.1 Number: The number of directors of the Corporation shall be subject to the Corporation's bylaws (the "Bylaws).

      6.2 Term: Each director shall hold office until his or her successor shall be elected and shall qualify, or until he or she shall resign or be removed as set forth below.

      6.3 Powers of Directors: Subject to the limitations contained in the Articles of incorporation and the Corporation law for the State of Florida concerning corporate action that must be authorized or approved

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by the shareholders of the Corporation, all corporate powers shall be exercised by or under the authority of the board of directors, and the business and affairs of the Corporation shall be controlled by the board.

      6.4 Removal of Directors: Any directors, any class of directors or the entire Board of Directors may be removed from office by stockholder vote at any time, without assigning any cause, but only if the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the class of Common Stock which elected such director shall vote in favor of such removal.

ARTICLE 7.

      Reserved

ARTICLE 8. Capitalization

      8.1 Authorized Shares: The total number of shares of capital stock that the Corporation has the authority to issue in one hundred million (100,000,000). The total number of shares of common stock that the Corporation is authorized to issue is one hundred million (100,000,000) and the par value of each share of such common stock is one-hundredth of one cent ($.0001) for an aggregate par value of ten thousand dollars ($10,000.00).

      8.2 Statement of Rights for Common Shares:

      (a) The holders of shares of common stock shall be entitled to receive dividends, if and when declared payable from time to time by the board of directors, from funds legally available for payment of dividends.

      (b) In the event of any dissolution, liquidation or winding up of this Corporation, whether voluntary or involuntary, the holders of the then outstanding shares of common stock shall be entitled to receive, pro rata, any remaining assets of this Corporation available for distribution to its shareholders. The board of directors may distribute in kind to the holders of the shares of common stock such remaining assets of this Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other Corporation, trust or entity and receive payment in cash, stock or obligations of such other Corporation, trust or entity or any combination of such cash, stock, or obligations, and may sell all or any part of the consideration so received, and may distribute the consideration so received or any balance or proceeds of it to holders of the shares of common stock. The voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of this Corporation (unless in connection with that event the dissolution, liquidation or winding up of this Corporation is specifically approved), or the merger or consolidation of this Corporation into or with any other Corporation, or the merger of any other Corporation into it, or any purchase or redemption of shares of stock of this Corporation of any class, shall not be deemed to be a dissolution,

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liquidation or winding up of this Corporation for the purpose of this paragraph
(b).

      (c) Except as provided by law or this certificate of incorporation with respect to voting by class or series, each outstanding share of common stock of this Corporation shall entitle the holder of that share to one vote on each matter submitted to a vote at a meeting of shareholders.

ARTICLE 9. Shareholders

      9.1 Amendment of Bylaws: The board of directors has the power to make, repeal, amend and alter the bylaws of the Corporation, to the extent provided in the bylaws. However, the paramount power to repeal, amend and alter the bylaws, or to adopt new bylaws, is vested in the shareholders. This power may be exercised by a vote of a majority of shareholders present at any annual or special meeting of the shareholders. Moreover, the directors have no power to suspend, repeal, amend or otherwise alter any bylaw or portion of any bylaw so enacted by the shareholders, unless the shareholders, in enacting any bylaw or portion of any bylaw, otherwise provide.

      9.2 Personal Liability of Shareholders: The private property of the shareholders of this Corporation is not subject to the payment of corporate debts, except to the extent of any unpaid balance of subscription for shares.

      9.3 Denial of Preemptive Rights: No holder of any shares of the Corporation of any class now or in the future authorized shall have any preemptive right as such holder (other than such right, if any, as the board of directors in its discretion may determine) to purchase or subscribe for any additional issues of shares of the Corporation of any class now or in the future authorized, nor any shares of the Corporation purchased and held as treasury shares, or any part paid receipts or allotment certificates in respect of any such shares, or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, receipts, certificates, securities, warrants or other instruments be unissued, or issued and subsequently acquired by the Corporation; and any such shares, receipts, certificates, securities, warrants or other instruments, in the discretion of the board of directors, may be offered from time to time to any holder or holders of shares of any class or classes to the exclusion of all other holders of shares of the same or any other class at the time outstanding.

      9.4 Voting Rights: Except as otherwise expressly provided by the law of the State of Florida or this certificate of incorporation the holders of the common stock shall possess exclusive voting power for the election of directors and for all other purposes. Every holder of record of common stock entitled to vote shall be entitled to one vote for each share held.

      9.5 Actions By Written Consent: Whenever the vote of shareholders at a meeting of shareholders is required or permitted to be taken for or in connection with any corporate action by any provision of the

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Corporation law of the State of Florida, or of this certificate of incorporation or of the bylaws authorized or permitted by that law, the meeting and vote of shareholders may be dispensed with if the proposed corporate action is taken with the written consent of the holders of stock having a majority of the total number of votes which might have been cast for or in connection with that action if a meeting were held; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for that action, and provided that prompt notice is given to all shareholders of the taking of corporate action without a meeting and by less than unanimous written consent.

ARTICLE 10. Amendments

      The Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change or repeal any provision contained in its articles of incorporation, as amended, to the extent and in the manner now or in the future permitted or prescribed by statute, and all rights conferred in these Articles upon shareholders are granted subject to that reservation.

ARTICLE 11. Regulation of Business and Affairs of Corporation

      11.1 Powers of Board of Directors

      (a) In furtherance and not in limitation of the powers conferred upon the board of directors by statute, the board of directors is expressly authorized, without any vote or other action by shareholders other than such as at the time shall be expressly required by statute or by the provisions of these Articles of incorporation, as amended, or of the bylaw, to exercise all of the powers, rights and privileges of the Corporation (whether expressed or implied in these Articles or conferred by statute) and to do all acts and things which may be done by the Corporation, including, without limiting the generality of the above, the right to:

      (i) Pursuant to a provision of the bylaw, by resolution adopted by a majority of the actual number of directors elected and qualified, to designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in that resolution or in the bylaw, shall have and exercise all the authority of the board of directors except as otherwise provided by law;

      (ii) To make, alter, amend or repeal bylaw for the Corporation;

      (iii) To authorize the issuance from time to time of all or any shares of the Corporation, now or in the future authorized, part paid receipts or allotment certificates in respect of any such shares, and any securities convertible into or exchangeable for any such shares (regardless of whether those shares, receipts, certificates or securities be unissued or issued and subsequently acquired by the Corporation), in each case to such Corporations, associations, partnerships, firms, individuals or others (without offering those shares or any part of them to the holders of any shares of the Corporation of any class now or in the future authorized), and for such

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consideration (regardless of whether more or less than the par value of the shares), and on such terms as the board of directors from time to time in its discretion lawfully may determine;

      (iv) From time to time to create and issue rights or options to subscribe for, purchase or otherwise acquire any shares of stock of the Corporation of any class now or in the future authorized or any bonds or other obligations or securities of the Corporation (without offering the same or any part of them to the holders of any shares of the Corporation of any class now or in the future authorized);

      (v) In furtherance and not in limitation of the provisions of the above subdivisions (iii) and (iv), from time to time to establish and amend plans for the distribution among or sale to any one or more of the officers or employees of the Corporation, or any subsidiary of the Corporation, of any shares of stock or other securities of the Corporation of any class, or for the grant to any of such officers or employees of rights or options to subscribe for, purchase or otherwise acquire any such shares or other securities, without in any case offering those shares or any part of them to the holders of any shares of the Corporation of any class now or in the future authorized; such distribution, sale or grant may be in addition to or partly in lieu of the compensation of any such officer or employee and may be made inconsideration for or in recognition of services rendered by the officer or employee, or to provide him/her with an incentive to serve or to agree to serve the Corporation or any subsidiary of the Corporation, or otherwise as the board of directors may determine; and

      (vi) To sell, lease, exchange, mortgage, pledge, or otherwise dispose of or encumber all or any part of the assets of the Corporation unless and except to the extent otherwise expressly required by statute. (b) The board of directors, in its discretion, may from time to time:

      (i) Declare and pay dividends upon the authorized shares of stock of the Corporation out of any assets of the Corporation available for dividends, but dividends may be declared and paid upon shares issued as partly paid only upon the basis of the percentage of the consideration actually paid on those shares at the time of the declaration and payment;

      (ii) Use and apply any of its assets available for dividends, subject to the provisions of these Articles, in purchasing or acquiring any of the shares of stock of the Corporation; and

      (iii) Set apart out of its assets available for dividends such sum or sums as the board of directors may deem proper, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for maintaining or increasing the property or business of the Corporation, or for any other purpose it may deem conducive to the best interests of the Corporation. The board of directors in its discretion at any time may increase, diminish or abolish any such reserve in the manner in which it was created.

      11.2 Approval of Interested Director or Officer Transactions: No contract or transaction between the Corporation and one or more of its

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directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if:

      1. The material facts as to his/her interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

      2. The material facts as to his/her interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

      3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

      11.3 Indemnification:

      (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faithand in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

      (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the Corporation to

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procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection with the defense or settlement of such action or suit if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his/her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

      (c) To the extent that any person referred to in paragraphs (a) and (b) of this Article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith.

      (d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he/she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

      (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he/she is entitled to be indemnified by the Corporation as provided in this Article.

      (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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      (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article 11.

      (h) For the purposes of this Article, references to "the Corporation" include all constituent Corporations absorbed in a consolidation or merger as well as the resulting or surviving Corporation so that any person who is or was a director, officer, employee or agent of such a constituent Corporation or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving Corporation as he/she would if he/she had served the resulting or surviving Corporation in the same capacity.

SECOND: The date of adoption of these Articles of Incorporation was November 13, 2007

THIRD: These Amended and Restated Articles of Incorporation were authorized by the vote of the board of directors followed by the consent of a majority of all outstanding shares entitled to vote thereon. The number of votes cast by the shareholders was sufficient for approval.

      IN WITNESS WHEREOF, the undersigned director, hereby executes these Articles of Incorporation this 12th day of November 2007.


            /s/ Edward T. Farmer
            --------------------
            Edward T.Farmer

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                           CERTIFICATE OF DESIGNATION
                       REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 607.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.

1. The name of the corporation is: We Sell For U, Inc.

2. The name and address of the registered agent and office is:

Edward T. Farmer
700 Shadow Bay Way
Osprey, Florida 34229


Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

/s/ Edward T. Farmer                 11/12/07
--------------------                 --------
    (signature)                       (date)

DIVISION OF CORPORATIONS, P. O. BOX 6327, TALLAHASSEE, FL 32314


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